UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36399 (Commission File Number)	42-1560076 (IRS Employer Identification No.)

1900 Powell Street, Suite 1000 Emeryville, CA (Address of principal executive offices)	94608 (Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) ADMS	Name of each exchange on which registered The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 4, 2020, Adamas Pharmaceuticals, Inc. (the “Company”) announced that its supplemental New Drug Application (sNDA) for GOCOVRI as a treatment for OFF episodes in Parkinson’s disease (PD) patients receiving levodopa-based therapy has been accepted for review by the U.S. Food and Drug Administration (FDA). The anticipated Prescription Drug User Fee Act (PDUFA) action date is February 1, 2021.
GOCOVRI (amantadine) extended release capsules is approved to treat dyskinesia in PD patients treated with levodopa-based therapy, with or without other dopaminergic medications. In the sNDA, the Company has proposed a revision to the indication statement to include GOCOVRI as an appropriate therapy for the treatment of OFF episodes in PD patients receiving levodopa. The clinical evidence supporting GOCOVRI’s effect on OFF time was demonstrated in two large pivotal Phase 3 trials and is currently included in the GOCOVRI prescribing information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	June 4, 2020	By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer
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